Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 14, 2013 relating to the financial statements of Allegion plc, which appears in Allegion plc’s Form 10 Registration Statement filed with the SEC on June 17, 2013, as amended.
/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Charlotte, North Carolina
November 27, 2013